Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-285820) of our report dated May 15, 2025 with respect to the consolidated financial statements of SOS Limited, which appears in this Form 20-F for the year ended December 31, 2024.

/s/ Audit Alliance LLP

Singapore

May 15, 2026